Exhibit 3.ii
BYLAWS
OF
    MASCO CORPORATION
    (a Delaware corporation)
    (As Amended and Restated May 8, 2026)

    ARTICLE I
    Meetings of Stockholders

Section 1.01. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting, shall be held on a date (other than a legal holiday) which shall be designated each calendar year by the Board of Directors, or on such other date to which a meeting may be adjourned or re-scheduled, at such time and place, if any, as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting.

Section 1.02. Special Meetings.

(A)Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (1) the Chair of the Board, the President and Chief Executive Officer or a majority of the Board of Directors or (2) the Secretary, but only upon the written request of a stockholder or group of stockholders of record of the Corporation who own (as defined in Section 1.07 of these Bylaws), as of the close of business on the Stockholder Meeting Request Record Date (as defined in Section 1.02(B)), at least twenty five percent (25%) in the aggregate of the shares of common stock of the Corporation issued, outstanding and entitled to vote, who have owned that amount of common stock continuously for at least one year, and who have complied in full with all of the requirements set forth in the Certificate of Incorporation and these Bylaws (such request, a “Stockholder Meeting Request”).

(B)    No stockholder or group of stockholders may submit a Stockholder Meeting Request unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (such date, a “Stockholder Meeting Request Record Date”) for the purpose of determining stockholders entitled to submit a Stockholder Meeting Request, which shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request shall (i) bear the signature and the date of signature by the stockholder of record submitting such request and (ii) include all information required to be set forth in a notice as set forth in Section 1.02(C), replacing “Stockholder Meeting Request” with “request for a Stockholder Meeting Request Record Date” and without regard to clause (3) of Section 1.02(C). Within ten (10) days after the Corporation receives a request to fix a Stockholder Meeting Request Record Date in compliance with this Section 1.02, the Board of Directors shall adopt a resolution fixing a Stockholder Meeting Request Record Date for the purpose of determining the stockholders entitled to submit a Stockholder Meeting Request, which date shall not precede the date upon which the resolution fixing the Stockholder Meeting Request Record Date is adopted by the Board of Directors. Notwithstanding anything to the contrary in this Section 1.02, no Stockholder Meeting Request Record Date shall be fixed if the Board of Directors determines that any Stockholder Meeting Request that would be submitted following such Stockholder Meeting Request Record Date could not comply with the requirements set forth in this Section 1.02.

Exhibit 3.ii
(C)    To be timely, a Stockholder Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation not later than sixty (60) days after the Stockholder Meeting Request Record Date. To be in proper form, a Stockholder Meeting Request must be in writing, must be signed and dated by the record holders (or their duly authorized agents) meeting the Holding Requirements (as defined below), must state the purpose or purposes of the proposed meeting and must include all information and representations, to the extent appliable, that would be required to be included in a notice satisfying the requirements of Section 1.05 and/or Section 1.06 of these Bylaws, as applicable. In addition to the foregoing, a Stockholder Meeting Request must include (1) a representation that a stockholder submitting the Stockholder Meeting Request or a qualified representative (as defined in Section 1.05 of these Bylaws) thereof intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting, (2) an acknowledgment of the stockholder(s) submitting the Stockholder Meeting Request that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s common stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Holding Requirement (as defined below) has been satisfied, (3) documentary evidence that the ownership of common stock of the stockholders submitting a Stockholder Meeting Request complies with the amount, type and length of ownership requirements set forth in this Section 1.02 (the “Holding Requirement”) as of the Stockholder Meeting Request Record Date; provided, however, that if such stockholders are not the beneficial owners of the shares representing the Holding Requirement, then to be valid, the Stockholder Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Stockholder Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Stockholder Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Stockholder Meeting Request satisfy the Holding Requirement, and (4) a commitment by such stockholder(s) to continue to satisfy the Holding Requirement through the date of the requested special meeting of the stockholders and to notify the Corporation upon any disposition of any shares of common stock.

(D)    In determining whether a special meeting of the stockholders has been requested by stockholders satisfying, in the aggregate, the Holding Requirement, multiple Stockholder Meeting Requests delivered to the Secretary will be considered together only if each such Stockholder Meeting Request (1) identifies substantially the same purpose or purposes of the special meeting of stockholders of the Corporation and substantially the same matters proposed to be acted on at the special meeting, as determined by the Board of Directors (which, if such purpose is the removal of one or more directors, will mean that each Stockholder Meeting Request includes an identical list of directors proposed to be removed at the special meeting), and (2) has been dated and delivered to the Secretary within sixty (60) days of the first date on which a Stockholder Meeting Request relating to such purpose or purposes is delivered to the Corporation.

(E)    Each stockholder submitting a Stockholder Meeting Request shall further update and supplement the information previously provided to the Corporation in connection with the Stockholder Meeting Request so that it is true and correct (1) as of the Stockholder Meeting Request Record Date and (2) as of the date that is fifteen (15) days prior to the special meeting or any adjournment or postponement thereof, with such updated or supplemental information being delivered to the Secretary of the Corporation at its principal executive within five (5)

Exhibit 3.ii
business days after the date as of which the information is required to be updated or supplemented. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1.02 shall not limit the Corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(F)    Any stockholder submitting a request for a Stockholder Meeting Request Record Date or a Stockholder Meeting Request may revoke such stockholder’s request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, at any time after a Stockholder Meeting Request is delivered to the Corporation, the unrevoked requests from stockholders submitting a Stockholder Meeting Request (whether revocation is determined by specific written request or deemed revocation pursuant to clause (2) of paragraph C of this Section 1.02) do not satisfy the Holding Requirement applicable to the Stockholder Meeting Request, the Board of Directors may determine not to call the special meeting or may cancel the special meeting if already called. The stockholders submitting a Stockholder Meeting Request shall certify in writing to the Secretary on the day prior to the requested special meeting of stockholders as to whether such stockholders continue to satisfy the Holding Requirement.

(G)    The Secretary shall not set a Stockholder Meeting Request Record Date or call a special meeting of stockholders of the Corporation in response to a Stockholder Meeting Request if (1) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (2) the Stockholder Meeting Request includes an item of business that did not appear in the request for a Stockholder Meeting Request Record Date; (3) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request is received during the period commencing ninety (90) days prior to the first anniversary of the annual meeting of stockholders for the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders of the Corporation held not more than twelve (12) months before the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request was received (provided that for purposes of this clause (4), an election of directors at any such meeting shall not be deemed to be a Similar Item with respect to a proposal to remove one or more directors); (5) the action relates to a removal of directors occurring at any time within ninety (90) days after any meeting of stockholders for the election of directors; (6) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders of the Corporation that has been called prior to receipt of the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request but has not yet been held or that is called for a date within ninety (90) days after the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request is received; or (7) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request was made in a manner that does not comply with the requirements of these Bylaws, including, without limitation, this Section 1.02, and the Certificate of Incorporation or that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

Exhibit 3.ii
(H)    If none of the stockholders submitting the Stockholder Meeting Request appears or sends a qualified representative to present the nomination and/or business to be presented for consideration as specified in the Stockholder Meeting Request, the Corporation need not present such nomination and/or business for a vote at the special meeting, notwithstanding that proxies in respect of such nomination and/or business may have been received by the Corporation.

(I)    Only such business shall be conducted at a special meeting of stockholders as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nothing contained herein shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting of stockholders requested by stockholders.

(J)    Special meetings of stockholders called pursuant to this Section 1.02 shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting called pursuant to a Stockholder Meeting Request shall not be held more than ninety (90) days after receipt by the Corporation of a valid Stockholder Meeting Request.

Section 1.03.    Re-scheduling and Adjournment of Meetings. Notwithstanding Sections 1.01 and 1.02 of this Article, the Board of Directors may cancel, postpone and re-schedule any previously scheduled annual or special meeting of stockholders. The person presiding at any meeting is empowered to adjourn the meeting at any time after it has been convened.

Section 1.04. Notice of Stockholders' Meetings. The notice of all meetings of stockholders shall state the date, place, if any, and time of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called.

Unless otherwise required by law, the notice of each meeting of stockholders shall be given not less than ten days nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time and place or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, is made at the meeting or are provided in any other manner permitted by the General Corporation Law of the State of Delaware (the “General Corporation Law”), it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

    Notice of a meeting need not be given to any stockholder who submits (i) a signed waiver of notice in person or by proxy or (ii) a waiver by electronic transmission by the person entitled to notice, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to or at the beginning of the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

Exhibit 3.ii
    Section 1.05. Notice of Stockholder Business.

(A) Annual Meetings of Stockholders. (1) The proposal of business (other than nominations for the election of Directors) to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto) pursuant to Section 1.04, (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.05.

(2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.05, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth day (120th) prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(3) Such stockholder's notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made or any Stockholder Related Persons (as defined below) and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made and any of their respective affiliates or associates (such affiliates or associates, the “Stockholder Related Persons”), (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and any Stockholder Related Person; (ii) the class, series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder, such beneficial owner or any Stockholder Related Person who possess both the full voting and investment rights pertaining to the shares and the full economic interest in the shares; (iii) a description of any material interest of the stockholder, the beneficial owner, if any, or any Stockholder Related Persons in the proposal, including any anticipated benefit to such person or persons therefrom; (iv) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the stockholder, beneficial owner, if any, or any Stockholder Related Person has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person

Exhibit 3.ii
has the right to vote, directly or indirectly, any shares owned by such stockholder of record, beneficial owner, if any, or any Stockholder Related Person; (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (vi) a representation whether the stockholder, the beneficial owner, if any, or any Stockholder Related Person intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal; (vii) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, any such beneficial owner, or any Stockholder Related Person with respect to the Corporation’s securities; (viii) a description of any agreement, arrangement or understanding (whether written or oral) between or among such stockholder, any such beneficial owner, any Stockholder Related Person, and any other person or persons (including their names) in connection with the proposal of business or acting in concert with any of the foregoing; (ix) any other information relating to such stockholder, beneficial owner, if any, or any Stockholder Related Person or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”); and (x) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder, such beneficial owner, and/or any Stockholder Related Person and any other person, including any agreements, arrangements or understandings pertaining to the other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding). The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder seeking to bring up any proper matter of business for stockholder action before an annual meeting shall promptly provide to the Corporation any other information reasonably requested by the Corporation. The information required under this Section 1.05 shall be supplemented by such stockholder, any such beneficial owner and any Stockholder Related Person not later than 10 days after the record date for the meeting to update such information as of the record date.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(C) General. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.05. Except as otherwise provided by law, the Board of Directors shall determine whether any business proposed to be brought before the meeting was proposed in accordance

Exhibit 3.ii
with the procedures set forth in this Section 1.05, and if the Board of Directors should determine that any proposed business was not made or proposed in compliance with this Section 1.05, the person presiding at the stockholders’ meeting shall have the power and authority to declare that such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If at any meeting of stockholders’ business is proposed to be brought before the meeting for which advance notice was not given or provided as required by this Section 1.05, the person presiding at the stockholders’ meeting shall have the power and authority to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.05, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.05 and Sections 1.06 and 1.07, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder, or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(D) Applicable Law. Notwithstanding the foregoing provisions of this Section 1.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.05. Nothing in this Section 1.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).

(E)    For purposes of this Section 1.05 and Sections 1.06 and 1.07, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.05 and Section 1.06, “affiliates” and “associates” shall have the meanings set forth in Rule 12b-2 of General Rules and Regulations under the Exchange Act.

Section 1.06. Notice of Nominations for the Election of Directors.

(A) Annual Meetings of Stockholders. (1) The nomination of directors to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) pursuant to Section 1.04, (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof),(c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.06 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06 or (d) pursuant to Section 1.07. The number of nominees a stockholder may nominate for election at an annual meeting at which directors are to be elected on its own behalf

Exhibit 3.ii
(or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at such annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(2)    For a nomination to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.06, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days (30) before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(3) For a nomination for the election of Directors to be made by a stockholder pursuant to this Section 1.06, such stockholder’s notice of intent to make a nomination for the election of Directors shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, (ii) such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card and to serving as a director if elected, and (iii) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity, other than the Corporation, including the amount of any payment or payments received or receivable thereunder (a “Third-Party Compensation Arrangement”), in each case in connection with his or her nomination, candidacy, service or action as a Director of the Corporation, and (b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made and any Stockholder Related Person: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner and any Stockholder Related Person, (ii) the class, series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder, such beneficial owner or any Stockholder Related Person who possesses both the full voting and investment rights pertaining to the shares and the full economic interest in the shares; (iii) a description of any material interest of the stockholder, the beneficial owner, if any, or any Stockholder Related Person in the nomination, including any anticipated benefit to such person or persons therefrom; (iv) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the stockholder, beneficial owner, if any, or any Stockholder Related Person has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any shares owned by such shareholder of record, beneficial owner, if any or any Stockholder Related Person; (v) a description of any agreement, arrangement or understanding (including, regardless of the form

Exhibit 3.ii
of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, any such beneficial owner or any Stockholder Related Person with respect to the Corporation’s securities; (vi) as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (vii) a representation whether the stockholder, the beneficial owner, if any, or any Stockholder Related Person intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect each such nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; (viii) any other information relating to such stockholder, beneficial owner, if any, or any Stockholder Related Person or Director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act; and (ix) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any Stockholder Related Person, and any other person, including the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding). A stockholder seeking to make a nomination before a meeting of stockholders shall promptly provide to the Corporation any other information reasonably requested by the Corporation. The information required under this Section 1.06 shall be supplemented by such stockholder, any such beneficial owner and any Stockholder Related Person not later than 10 days after the record date for the meeting to update such information as of the record date.

(B) Other Requirements. To be eligible to be a nominee for election as a Director, the proposed nominee must provide to the Secretary of the Corporation (with respect to a nominee proposed by a stockholder pursuant to Section 1.06(A)(1)(c) or Section 1.06(C), in accordance with the applicable time periods set forth in this Section 1.06), (a) a completed Director nominee questionnaire (in the form provided by the Secretary of the Corporation at the request of the stockholder giving notice); (b) a written representation that the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity (i) as to how such nominee, if elected, will vote on any issue that has not been disclosed to the Corporation or (ii) that could interfere with such person’s ability to comply, if elected as a Director, with his or her fiduciary duties under applicable law; (c) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 1.06(A) of these bylaws, the nominee is not and will not become a party to any Third-Party Compensation Arrangement in connection with his or her nomination, candidacy, service or action as a Director of the Corporation; and (d) such nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Ethics, Related Person Transaction Policy and any other policies and guidelines of the Corporation applicable to Directors, as they may be amended from time to time.

Exhibit 3.ii
(C) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.06 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 1.06. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf (or, in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 1.06 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D) General. No person shall be eligible to be nominated by a stockholder to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.06 or Section 1.07 of these bylaws. Except as otherwise provided by law, the person presiding at the stockholders' meeting shall have the power and duty (a) to determine whether any nomination was made in accordance with the procedures set forth in these bylaws and (b) if any nomination was not made in compliance with these bylaws, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.06, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder, beneficial owner or any Stockholder Related Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder, beneficial owner or any Stockholder Related Person provides notice pursuant to Rule 14a-19(b)

Exhibit 3.ii
promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or Stockholder Related Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(E) Applicable Law. Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of the holders of any class or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

(F)    Notwithstanding anything in paragraph (A)(2) of this Section 1.06 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.06 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least twenty-five (25) days prior to the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(G)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 1.07. Nominations of Directors Included in the Corporation’s Proxy Materials.

(A) Inclusion of Stockholder Nominees in Proxy Statement. Subject to the provisions of this Section 1.07, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 1.07 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 1.07(E)(2), provided that such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to

Exhibit 3.ii
include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 1.07 and any solicitation materials or related information with respect to a Stockholder Nominee.

For purposes of this Section 1.07, any determination to be made by the Board of Directors may also be made by a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors. The person presiding at any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 1.07 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
(B) Maximum Number of Stockholder Nominees. (1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of Directors constituting the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of Directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.07 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (i) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (ii) each Stockholder Nominee who ceases to satisfy, or Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 1.07, as determined by the Board of Directors; (iii) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; and (iv) the number of incumbent Directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.07(D) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

    (2) If the number of Stockholder Nominees pursuant to this Section 1.07 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.07(D), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 1.07, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other

Exhibit 3.ii
Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials.

(C)    Eligibility of Nominating Stockholder. (1) An “Eligible Stockholder” is a person who has either (i) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 1.07(C) continuously for the three-year period specified in subsection (C)(2) of this Section 1.07 below or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 1.07(D), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.

    (2) An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 1.07 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria: (i) funds under common management and investment control; (ii) funds under common management and funded primarily by the same employer; or (iii) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 1.07, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 1.07, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 1.07, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

    (3) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

Exhibit 3.ii
    (4) For purposes of this Section 1.07, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 1.07(C)(4), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

    (5) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(D)    Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 1.07, the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation all of the following information and documents in a form that the Board of Directors or its designee determines acceptable (collectively, the “Nomination Notice”), not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held

Exhibit 3.ii
within a period that commences thirty (30) days before and concludes thirty (30) days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

    (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

    (2) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;

    (3) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules;

    (4) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a Director if elected;

    (5) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (i) the information required with respect to the nomination of Directors pursuant to Section 1.06(A) of these bylaws; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (iv) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (v) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to

Exhibit 3.ii
the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (vi) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (vii) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (viii) a representation and warranty that each Stockholder Nominee (a) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the Corporation’s Director Independence Standards and otherwise qualifies as independent under the Corporation’s Director Independence Standards and the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (b) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (d) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (e) meets the Director qualifications set forth in the Corporation’s Corporate Governance Guidelines; (ix) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.07(C); (x) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.07(C) through the date of the annual meeting; (xi) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (xii) if desired, a Supporting Statement; and (xiii) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

    (6) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees (i) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (ii) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (iii) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice; (iv) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and each of its Directors, officers and employees individually against any liability,

Exhibit 3.ii
loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 1.07; (v) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (vi) in the event that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.07(C), to promptly notify the Corporation; it being understood that providing any such notification referenced in subclauses (v) or (vi) shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 1.07; and

    (7) an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee (i) to provide to the Corporation such other information and certifications, including completion of the Corporation’s Director nominee questionnaire, as the Board of Directors may reasonably request; (ii) at the reasonable request of the Corporate Governance and Nominating Committee, to meet with such committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (iii) that such Stockholder Nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Ethics, Related Person Transaction Policy and any other policies and guidelines of the Corporation applicable to Directors; and (iv) that such Stockholder Nominee is not and will not become a party to (a) any Third-Party Compensation Arrangement in connection with his or her nomination or candidacy as a Director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (b) any Third-Party Compensation Arrangement in connection with his or her service or action as a Director of the Corporation, (c) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a Director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (d) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a Director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 1.07(D) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Item 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a

Exhibit 3.ii
Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.07(D) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation.

(E) Exceptions. (1) Notwithstanding anything to the contrary contained in this Section 1.07, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if (i) the Corporation receives a notice pursuant to the advance notice requirements set forth in Section 1.06 of these bylaws that a stockholder intends to nominate a candidate for Director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (ii) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 1.07, the Nominating Stockholder withdraws its nomination or the Board of Directors determines that such nomination was not made in accordance with the procedures prescribed by this Section 1.07 and shall therefore be disregarded; (iii) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (iv) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 1.07 at one of the Corporation’s two preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock cast for; (v) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (vi) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 1.07(C), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 1.07.

    (2) Notwithstanding anything to the contrary contained in this Section 1.07, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or

Exhibit 3.ii
indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (iii) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (iv) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

Section 1.08. Quorum; Voting. Except as otherwise required by law, by the Certificate of Incorporation or by these bylaws, the presence, in person or by proxy, of stockholders holding a majority in voting power of the stock of the Corporation entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the person presiding at the stockholders’ meeting or the stockholders, by a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 1.04, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

The vote required for the election of Directors shall be as set forth in Section 2.01. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, unless a greater percentage is required by the General Corporation Law, the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, or by the Board of Directors, it shall be authorized by a majority of the votes cast on the proposal by the holders of shares entitled to vote thereon at a meeting of stockholders.

Section 1.09. Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any inspector or alternate appointed is unable to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election in a manner fair to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Exhibit 3.ii

Section 1.10. Presiding Officer at Stockholders' Meetings; Conduct of Meetings. The Chair of the Board or the President and Chief Executive Officer shall preside at stockholders' meetings as more particularly provided in Article III hereof. In the event that the Chair of the Board and the President and Chief Executive Officer shall be absent or otherwise unable to preside, then a majority of the Directors present at the meeting shall appoint one of the Directors or some other appropriate person to preside. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

    ARTICLE II
    Directors

Section 2.01. Qualifications and Number; Term; Vacancies. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board shall be not less than five nor more than twelve, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The term of Directors shall be as set forth in the Certificate of Incorporation. Directors shall be nominated and serve for such terms, and vacancies shall be filled, as provided in the Certificate of Incorporation.

A nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election with abstentions and broker non-votes ignored for these purposes; provided, however, that at a contested election meeting, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. For purposes of this Section 2.01, a “contested election meeting” is any annual meeting of stockholders for which the number of Director nominees exceeds the number of Directors to be elected.

If an incumbent Director nominee fails to receive a majority of the votes cast in an election that is not a contested election meeting, the Director shall immediately tender his or her resignation to the Board of Directors. The Board of Directors (excluding the Director in question) shall, within 90 days after certification of the election results, decide whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, the Board shall accept the resignation. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

Section 2.02. Place and Time of Meetings of the Board. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. Special meetings of the Board shall be held at such places, if any, within or without the State of Delaware and at such times as may be fixed by the Board or upon call of the Chair of the Board or of the executive committee or of any two Directors.

Exhibit 3.ii
Section 2.03. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, at all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

Section 2.04. Remuneration of Directors. In addition to reimbursement for his or her reasonable expenses incurred in attending meetings or otherwise in connection with his or her attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

Section 2.05. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice. Except as provided to the contrary in these bylaws, all special meetings of the Board shall be held upon twenty-four hours' notice to the Directors. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who waives notice by means of electronic transmission or who attends the meeting without protesting (prior thereto or at its commencement) the fact that the meeting has not been lawfully called or convened. Notwithstanding the foregoing, a regular meeting of the Board may be held without notice immediately following the annual meeting of the stockholders at the same place as such annual meeting was held, for the purpose of electing officers for the ensuing year.

Section 2.06. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each Committee shall consist of such number of Directors as shall be specified by the Board in the resolution designating the Committee. To the extent permitted by the General Corporation Law, the Executive Committee shall have all of the authority of the Board of Directors. Subject to the General Corporation Law, each other committee shall be empowered to perform such functions, as may, by resolution, be delegated to it by the Board. Unless otherwise provided by the Board of Directors each committee (including, without limitation, the Executive Committee) designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Exhibit 3.ii
Section 2.07. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in accordance with applicable law.

Section 2.08.    Chair of the Board. The Board of Directors, at its first meeting held after the annual meeting of stockholders or at such other time as determined by the Board of Directors, shall elect a Chair of the Board, who shall preside, unless he or she designates another to act in his or her stead, at all meetings of the stockholders, the Board of Directors, and the Executive Committee (if also a member of the Executive Committee). The Chair of the Board shall do and perform all acts and duties herein specified or that may be assigned to him or her from time to time by the Board of Directors.

Section 2.09.    Chair Emeritus. If the Board shall designate a Chair Emeritus, he or she shall be entitled to attend meetings of the Board; provided, however, that a Chair Emeritus shall not be a member of the Board, shall not be entitled to vote at any meeting of the Board and shall not be included in the calculation of a quorum at any meeting of the Board; and provided further, that notice of any meeting of the Board shall not be required be given to a Chair Emeritus.

    ARTICLE III
    Officers

Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of stockholders or at such other time as determined by the Board of Directors, shall elect a President and Chief Executive Officer, one or more Vice Presidents and a Secretary, and may, in its discretion, also appoint from time to time, such other officers or agents as it may deem proper. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer for cause or without cause at any time.

Section 3.02. President and Chief Executive Officer. At the request of the Chair of the Board (if such person is not also the President and Chief Executive Officer) or in the absence or inability of the Chair of the Board to act, the President and Chief Executive Officer shall preside at meetings of the stockholders. The President and Chief Executive Officer shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The President and Chief Executive Officer shall do and perform all acts and duties herein specified or that may be assigned to him or her from time to time by the Board of Directors.

Section 3.03. Secretary. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall give due notice of the meetings of the stockholders, the Board of Directors and the Executive Committee. He or she shall have charge of the seal and all books and papers of the Corporation and shall perform all duties incident to his or her office. In

Exhibit 3.ii
case of the absence or disability of the Secretary, his or her duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

    ARTICLE IV
    Capital Stock

Section 4.01. Share Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation that is represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation by two authorized officers of the Corporation (it being understood that each of the President and Chief Executive Officer, a Vice President, the Secretary, or the Assistant Secretary shall be an authorized officer for such purpose). Any or all signatures upon a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.02. Lost, Destroyed or Stolen Certificates. No certificate or uncertificated shares representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft, and if the Corporation shall so require, on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the Corporation may in its discretion require.

Section 4.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, in person or by attorney, upon surrender to the Corporation of such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of authenticity of such endorsement or execution, and upon satisfaction of such other requirements, as the Corporation may reasonably establish. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

Section 4.04. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date of any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining

Exhibit 3.ii
stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to notice of or to vote at the adjourned meeting. If no such record date is fixed for such other action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    ARTICLE V
    Miscellaneous

Section 5.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner as may be provided and by such person or persons as may be authorized from time to time by resolution of the Board of Directors or the Executive Committee or these bylaws.

Section 5.02. Corporate Seal. The seal of the Corporation shall contain the words "Masco Corporation, Delaware" and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.

Section 5.04. Resignations. Any Director, committee member or officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the occurrence of an event or events, such as the failure to receive the required vote for reelection as a Director or the acceptance of such resignation by the Board of Directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI
    Amendments of Bylaws

Section 6.01. Amendments. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, these bylaws may be amended or repealed at a meeting, (1) by vote of a majority of the entire Board of Directors or (2) by the affirmative vote of the holders of at least a majority in voting power of the stock of the Corporation generally entitled to vote, voting together as a single class.

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